China VoIP & Digital Telecom Inc. Announces Fourth Quarter and Full Year 2007 Results

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Unaudited diluted earnings per share of $0.03 for the year and $0.01 for the fourth quarter

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Unaudited 2007 annual revenue reaches $6.2 million, an increase of 328%

China VoIP & Digital Telecom Inc. (OTCBB: CVDT) and its wholly-owned subsidiary Yinquan Technology Inc, a leading provider of broadband telephone service, today announced strong fourth-quarter and full-year 2007 financial and operational results.

For the fourth quarter of 2007, Yinquan reported earnings of $0.7 million, or $0.01 per share, compared with $(705,443), or $(0.01) per share, in the fourth quarter 2006.

For the year, Yinquan reported earnings of $1.7 million, or $0.03 per share.

Revenue for the quarter was a record $1.8 million, which represents a more than 200% increase over $0.6 million in the year-ago quarter.  For the year, revenue was $6.2 million, or 328% above 2006 revenue of $1.45 million.

Kunwu Li, Yinquan CEO, said, "In 2007, we saw significant growth in our customer base and improvement in our financial results.  We more than doubled our revenue to $6.2 million while expanding margins and improving our overall operating position.  We have been profitable since the third quarter of 2007 and we will continue to enhance our profitability in 2008.   Our cash position is very strong.  Along with the additional $5 million fund we recently raised, we should be able to fuel our business expansion domestically and internationally through organic growth and or mergers and acquisitions activity."

Mr. Li added, "We continue to make progress toward our goal of strong top line revenue and bottom line earnings growth throughout 2008 and beyond."

2008 Guidance

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Fiscal Year 2008 Total Revenue: $16 million

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Fiscal Year 2008 EBITDA: $4.6 million

Yinquan signed new enterprise customers including Geely Group, Luneng Group and Ruihua Group during the quarter as it continued to benefit from the ongoing market shift to IP-based products and services among domestic enterprises.

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol telecommunications service in People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd. Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products.

More information can be found at www.chinavoip-telecom.com.

Safe Harbor Statement

Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as 'believe,' 'expect,' 'may,' 'will,' 'should,' 'project,' 'plan,' 'seek,' 'intend,' or 'anticipate' or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

SOURCE Yinquan Technology Inc.

Yinquan Investor Contacts:

Michelle Wong, +86-531-8702-7114, michellewong@cvdt.cn, or

Great Wall Research LLC

John Armstrong, +1-203-536-1928, jarmstrong@greatwallresearch.com